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EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
Nos. 33-07227, 33-48402 and 33-4104 on Form S-8 of our reports dated February 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Buckle, Inc. for the year ended February 1, 1997.



DELOITTE & TOUCHE LLP

Omaha, Nebraska
February 25, 1997


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